Exhibit 21.1

SHARING SERVICES GLOBAL CORPORATION
LIST OF SUBSIDIARIES

Sharing Services Global Corporation

●	Elepreneurs Canada, ULC (Canada)
●	Elevacity Ventures, LLC (Texas)
●	Product Innovations Affiliates, LLC (Texas)
●	Product Solutions International, LLC (Texas)
●	SHRG Development Ventures, LLC (Texas)
●	Elevacity Holdings, LLC (Texas)
●	Elevacity U.S., LLC (Texas)
●	Elevacity Global Canada, ULC (Canada)
●	Global Product Innovations, LLC (Texas)
●	Global Travel Destinations, LLC (Texas)
●	SHRG North America Acquisitions, LLC (Texas)
●	SHRG Information Technologies, LLC (Texas)
●	SHRG IP Holdings, LLC (Texas)
●	SHRG International Holdings, LLC (Texas)
●	Elevacity International Holdings, LLC (Texas)
●	SHRG Asia Partners Pte. Limited (Singapore)
●	Elevacity Global Australia PTY LTD (Australia)
●	Elevacity Global NZ Limited (New Zealand)
●	Elepreneurs Asia Limited (Hong Kong)
●	Elepreneurs Asia Pte. Limited (Singapore)
●	The Happy Co. Korea Limited (South Korea)
●	Elenergy, LLC (Texas, Inactive)
●	Legacy Direct Global LLC (Texas, Inactive)
●	Imagine University, LLC (Texas, Inactive)
●	Four Oceans Holdings, Inc (Nevada)
●	Total Travel Media, Inc. (Nevada)

Note: All entities shown above are direct or indirect wholly owned subsidiaries of the Registrant.